UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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AADI BIOSCIENCE, INC.

(Name of Registrant as Specified In Its Charter)

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PRESS RELEASE FOR DISTRIBUTION

Aadi Bioscience Appoints David Dornan, PhD, as Chief Scientific Officer

Seasoned Oncology Leader Brings Extensive ADC Expertise to Support Company’s New Pipeline

MORRISTOWN, NJ, February 18, 2025 – Aadi Bioscience, Inc. (NASDAQ: AADI) today announced the appointment of David Dornan, PhD as the Company’s Chief Scientific Officer (CSO). Dr. Dornan contributes more than two decades of experience in oncology drug discovery and development, with deep expertise in antibody-drug conjugates (ADCs) and other targeted cancer therapies.

“David’s extensive experience in ADC development and track record of translating novel oncology discoveries into clinical programs make him an ideal leader as we seek to rapidly advance our newly in-licensed ADC portfolio,” said David Lennon, PhD, President and CEO of Aadi Bioscience. “We are thrilled to welcome David to our growing ADC-experienced team, which also boasts board members from leading ADC companies, Behzad Aghazedeh, former CEO and Executive Chair of Immunomedics, and recently appointed Baiteng Zhao, PhD, co-founder and former Chairman and CEO of ProfoundBio.”

Dr. Dornan joins Aadi at a pivotal time as the company implements a new strategic plan, which was first announced in December 2024, including three proposed transactions: the sale of FYARRO® and its associated infrastructure to Kaken Pharmaceuticals for $100 million in cash; the in-licensing of a thoughtfully selected, promising portfolio of ADCs from WuXi Biologics; and a $100 million private placement financing to help facilitate the development of these ADC assets. Aadi filed its definitive proxy statement on January 31, 2025, in connection with the Company’s upcoming Special Meeting of Stockholders which is scheduled to be held on February 28, 2025. The proxy statement includes proposals on the sale of FYARRO and the financing.

“The field of ADCs is undergoing a transformation and we believe that Aadi is well-positioned to contribute with a creative tumor-targeting strategy that utilizes a next-generation linker-payload platform,” said David Dornan, PhD, CSO of Aadi Bioscience. “What drew me to Aadi wasn’t just its cutting-edge science—it’s the unwavering commitment to translating innovation into real impact for patients. With a pipeline targeting PTK7, MUC16 and SEZ6, we have an opportunity to redefine what is possible in cancer treatment. I’m eager to collaborate with this outstanding team to accelerate the development of therapies that can truly make a difference in patients’ lives.”

Dr. Dornan has a successful track record of shepherding drugs from discovery stage through the clinic for advanced modalities, including ADCs, encompassing numerous Initial New Drug (IND), New Drug Application and Biologic License Application filings. Most recently, he served as CSO at Elevation Oncology where he spearheaded the company’s strategic pivot toward a portfolio of ADCs, including the in-licensing and nomination of differentiated ADC assets. As the CSO of Bolt Biotherapeutics he led the cutting-edge research and development of novel immune-stimulating ADCs and immune agonist antibodies that led to multiple INDs and clinical trials. Previously, he was the Director and Head of Oncology Research at Gilead Sciences where he oversaw the identification, validation and translation of oncogenic targets into biologic and small molecule therapeutics. Dr. Dornan began his industry career at Genentech where he spent a decade in roles of increasing responsibility focused on target discovery and validation efforts for numerous tumor antigen targets and ADCs, including POLIVY® (polatuzumab vedotin-piiq), an ADC approved by the US Food and Drug Administration for the treatment of diffuse large B-cell lymphoma.

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About Aadi Bioscience

Aadi is a precision oncology company with a vision to make bold choices in applying technology to efficiently deliver improved precision oncology therapies for people living with difficult-to-treat cancers. More information on the Company is available on the Aadi website at www.aadibio.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains certain forward-looking statements regarding the business of Aadi Bioscience that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current beliefs and expectations and may include, but are not limited to, statements relating to: the timing and completion of the proposed sale of FYARRO to Kaken Pharmaceuticals and the anticipated timing of the closing of the transaction; expectations regarding the timing, closing and completion of the PIPE financing; Aadi’s expected cash position at the closing and cash runway of the company following the sale of FYARRO and PIPE financing; the future operations of Aadi; the development and potential benefits of any of Aadi’s product candidates, including the preclinical ADC assets proposed to be licensed from WuXi; anticipated preclinical and clinical development activities and related timelines, including the expected timing for announcement of data and other preclinical and clinical results and potential submission of IND filings for one or more product candidates; and other statements that are not historical fact. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with (i) the risk that the conditions to the closing of the proposed sale of FYARRO or the PIPE financing are not satisfied, including the failure to timely obtain stockholder approval for the transactions, if at all; (ii) uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of Kaken and Aadi to consummate the proposed sale of FYARRO; (iii) risks related to Aadi’s ability to manage its operating expenses and its expenses associated with the proposed transactions pending the closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed transactions; (v) unexpected costs, charges or expenses resulting from the transactions; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed sale of FYARRO or the proposed PIPE financing; (vii) the uncertainties associated with Aadi’s product candidates, as well as risks associated with the preclinical and clinical development and regulatory approval of product candidates, including potential delays in the completion of preclinical studies and clinical trials; (viii) risks related to the inability of Aadi to obtain sufficient additional capital to continue to advance these product candidates; (ix) uncertainties in obtaining successful preclinical and clinical results for product candidates and unexpected costs that may result therefrom; (x) risks related to the failure to realize any value from product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and (xi) risks associated with the possible failure to realize certain anticipated benefits of the proposed sale of FYARRO or the proposed PIPE financing, including with respect to future financial and operating results.

PRESS RELEASE FOR DISTRIBUTION

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including under the caption “Item 1A. Risk Factors,” and in Aadi’s subsequent Quarterly Reports on Form 10-Q, and elsewhere in Aadi’s reports and other documents that Aadi has filed, or will file, with the SEC from time to time and available at www.sec.gov.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Aadi undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It

This communication relates to the proposed sale of FYARRO and the proposed financing and may be deemed to be solicitation material in respect of such transactions. In connection with these proposed transactions, Aadi has filed a proxy statement with the SEC (the “Proxy Statement”) which has been mailed to stockholders. This communication is not a substitute for the Proxy Statement or any other documents that Aadi has filed or may file with the SEC or send to Aadi stockholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS AS THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

Stockholders may obtain a copy of the Proxy Statement and other documents the Company files with the SEC (when they are available) through the website maintained by the SEC at www.sec.gov, as well as on the Investor and News section of Aadi’s website at www.aadibio.com.

Certain stockholders of Aadi, including members of its board of directors and related entities, have entered into voting and support agreements in favor of Kaken Pharmaceuticals and Aadi, pursuant to which such stockholders have agreed to vote in favor of the stock purchase transaction with Kaken Pharmaceuticals.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Aadi and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Aadi in connection with the proposed transactions. Information about Aadi’s directors and executive

PRESS RELEASE FOR DISTRIBUTION

officers, as well as other persons who may be deemed participants in the proposed transactions, is set forth in the Proxy Statement and is supplemented by other relevant materials filed or to be filed with the SEC. To the extent the holdings of Aadi securities by Aadi’s directors and executive officers have changed since the amounts set forth in the Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor a solicitation of any vote or approval with respect to the proposed transactions or otherwise, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The offer and sale of securities of Aadi described above are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the closing of the subscription agreement for the financing, the Company and the investors will enter into a registration rights agreement pursuant to which the Company will file, following the closing of the financing, a registration statement with the SEC registering the resale of the shares of Common Stock and the shares of Common Stock underlying the Pre-Funded Warrants sold in the PIPE financing.

Contact:

IR@aadibio.com

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